Exhibit 10.2

NEITHER THIS NOTE NOR THE SECURITIES THAT MAY BE ISSUED BY THE BORROWER UPON CONVERSION HEREOF (COLLECTIVELY, THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THE SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (i) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT, OR APPLICABLE STATE SECURITIES LAWS; OR (ii) IN THE ABSENCE OF AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR; (iii) UNLESS SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE 144 UNDER THE 1933 ACT.

DEBT CONVERTIBLE NOTE AGREEMENT

Maturity date of December 31, 2014

$ 250,342.10 July 31, 2014 (the "Issuance Date")

FOR VALUE RECEIVED, Boreal Water Collection Inc a Nevada Corporation (the "Company") doing business in Kiamesha Lake, NY hereby promises to pay to the order of Francine Lavoie, an affiliated person, or its assigns (the "Holder") the principal amount of Two Hundred and Fifty Thousand and Three Hundred and Forty Two Dollars and Ten cents ($250,342.10), on demand of the Holder (the "Maturity Date"), and to pay interest on the unpaid principal balance hereof at the rate of Five Percent (5%) per annum (the “Interest Rate”) from the date hereof (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. Interest shall commence accruing on the Issuance Date, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall accrue quarterly

At any time prior to the Maturity Date, this Note shall be convertible into shares of the Company's common stock, share (the "Common Stock"), on the terms and conditions that will be negotiated at that time.

At any time or times on or after the Issuance Date, the Holder shall be entitled to convert the entire outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of Common Stock in accordance with the negotiated Conversion Price. The Company shall not issue any fraction of a share of Common Stock upon any conversion; if such issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.

IN WITNESS WHEREOF, the Company has caused this Note to be signed by its CEO, on and as of the Issuance Date.

By: /s/ Francine Lavoie

Francine Lavoie,

Chairman, CEO,

Boreal Water Collection Inc.